Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

AXIALL CORPORATION

WITH AND INTO

GEORGIA GULF CORPORATION

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

Georgia Gulf Corporation, a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of Axiall Corporation, a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving corporation under the name of Axiall Corporation.

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on January 28, 2013, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

WHEREAS the Company desires to change its name to Axiall Corporation, pursuant to Section 253(b) of the General Corporation Law of the State of Delaware (“DGCL”) (the “Name Change”);

WHEREAS, in order to effect the Name Change, the Company has incorporated a corporation named Axiall Corporation (the “Subsidiary”) under the DGCL and has acquired one share of Common Stock of the Subsidiary, with a par value of $0.01 per share (“Subsidiary Common Stock”), which shall be all of the outstanding shares of the capital stock of the Subsidiary; and

WHEREAS, in order to effect the Name Change the Board has deemed it advisable that the Subsidiary be merged with and into the Company (the “253 Merger”), pursuant to Section 253 of the DGCL;

NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized to effect the Name Change by merging the Subsidiary with and into the Company pursuant to Section 253 of the DGCL;

FURTHER RESOLVED, that by virtue of the 253 Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock, par value $0.01 per share, of the Company (“Company Common Stock”), shall remain unchanged and continue to remain outstanding as one share of Company Common Stock, held by the person who was the holder of such share of Company Common Stock immediately prior to the 253 Merger;

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Subsidiary Common Stock shall be cancelled and no consideration shall be issued in respect thereof;

FURTHER RESOLVED, that the Restated Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the 253 Merger shall be the certificate of incorporation of the surviving corporation, except that Article I. thereof shall be amended to read in its entirety as follows: “I. The name of the Corporation is AXIALL CORPORATION.”;

FURTHER RESOLVED, that the Authorized Officers be and they hereby are authorized and directed to do all acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Name Change and the 253 Merger;

FURTHER RESOLVED, that the Authorized Officers be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of consummating the 253 Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the 253 Merger;

FOURTH: The Company shall be the surviving corporation of the Merger.

FIFTH: The Restated Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

I.	The name of the corporation is:

AXIALL CORPORATION

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 28th day of January, 2013.

GEORGIA GULF CORPORATION

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Executive Vice President, General Counsel and Secretary